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                                                                     EXHIBIT 5.1

                    Sheppard, Mullin, Richter & Hampton LLP


                                  May 21, 2001

Northrop Grumman Corporation
Northrop Grumman Systems Corporation
Litton Industries, Inc.
c/o Northrop Grumman Corporation
1840 Century Park East
Los Angeles, California 90067


Ladies and Gentlemen:

     We have acted as special counsel to Northrop Grumman Systems Corporation, a Delaware corporation, formerly Northrop Grumman Corporation ("Northrop Systems"), Northrop Grumman Corporation, a Delaware corporation, formerly NNG, Inc. ("Northrop Grumman") and Litton Industries, Inc., a Delaware corporation ("Litton"), in connection with a registration statement (the "Registration Statement") on Form S-4 filed by Northrop Systems, Northrop Grumman and Litton with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to an offer (the "Exchange Offer") by Northrop Systems to exchange up to $750,000,000 aggregate principal amount of its 7 1/8% Exchange Notes due 2011 and up to $750,000,000 aggregate principal amount of its 7 3/4% Exchange Debentures due 2031 (collectively, the "Exchange Securities") for its currently outstanding 7 1/8% Notes due 2011 and 7 3/4% Debentures due 2031, respectively (collectively, the "Outstanding Securities"), of the same respective aggregate principal amounts. The Outstanding Securities were, and the Exchange Securities will be, issued pursuant to the provisions of an Indenture (the "Indenture") dated as of October 15, 1994 between Northrop Systems and The Chase Manhattan Bank, as trustee (the "Trustee"), as supplemented by an Officers' Certificate (the "Officers' Certificate") dated as of February 22, 2001 which was delivered pursuant to said Indenture and established the terms of the Outstanding Securities and Exchange Securities (referred to in such Officers' Certificate as the "Series A Notes and Series A Debentures" and the "Series B Notes and Series B Debentures," respectively). The Outstanding Securities were, and the Exchange Securities will be, unconditionally guaranteed by Northrop Grumman and Litton pursuant to guarantees dated as of April 3, 2001 which have been executed and
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Northrop Grumman Corporation
Northrop Grumman Systems Corporation
Litton Industries, Inc.
May 21, 2001
Page 2


delivered by Northrop Grumman and Litton, respectively (each a "Guarantee" and collectively, the "Guarantees").

     In rendering the opinion expressed below, we have examined the following agreements, instruments and other documents:

     (a)  the Registration Statement;

     (b)  the Indenture;

     (c)  the Officers' Certificate;

     (d) the forms of the Exchange Securities to be issued pursuant to the Indenture;

     (e)  the Guarantees; and

     (f) such corporate records, certificates of public officials, officers' certificates and other documents as we have deemed necessary as a basis for the opinions expressed below.

     In rendering the opinion set forth below, we have assumed:

     A. The genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and that the documents submitted to us have not been amended or modified since the date submitted by written or oral agreement of the parties, by the conduct of the parties or otherwise.

     B. The due authorization, execution and delivery of the Indenture and the documents and instruments referred to therein by and on behalf of all parties thereto other than Northrop Systems, Northrop Grumman and Litton.

     C. That the Indenture is the legal, valid and binding obligation of the Trustee and that the Trustee has all requisite power and authority and has taken any and all action necessary to be taken by the Trustee to execute and deliver the Indenture and perform the Trustee's obligations thereunder.

     On the basis of the foregoing and subject to the qualifications and limitations set forth below, it is our opinion that:
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Northrop Grumman Corporation
Northrop Grumman Systems Corporation
Litton Industries, Inc.
May 21, 2001
Page 3


     1. The Exchange Securities, when issued and delivered in exchange for the Outstanding Securities in the manner described in the Registration Statement, and when executed and authenticated as specified in the Indenture, will be duly issued and delivered and will constitute valid and binding obligations of Northrop Systems enforceable in accordance with their terms, subject to applicable bankruptcy, reorganization, insolvency, liquidation, readjustment of debt, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     2. Each Guarantee constitutes the legal, valid and binding obligation of each of Northrop Grumman and Litton, as the case may be, enforceable against Northrop Grumman or Litton, as the case may be, in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, liquidation, readjustment of debt, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Our opinion above, insofar as it relates to enforceability of the Exchange Securities and the Guarantees, which are by their terms governed by New York law, is given solely in reliance on the opinion of Kaye Scholer LLP, dated as of the date hereof, a copy of which is attached hereto, and such opinion of ours is subject to the same assumptions, exceptions and limitations as those set forth in the opinion of Kaye Scholer LLP.

     We are members of the Bar of the State of California. The opinion contained herein is based upon an examination of the laws of the State of California, the General Corporation Law of the State of Delaware and the Federal laws of the United States in effect on the date hereof and no opinion is expressed as to the application of the laws of any other jurisdiction except the opinion with respect to the laws of the State of New York in reliance upon the opinion of Kaye Scholer LLP, as described above.
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Northrop Grumman Corporation
Northrop Grumman Systems Corporation
Litton Industries, Inc.
May 21, 2001
Page 4


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of such Registration Statement. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                                               Very truly yours,

                                               /s/ SHEPPARD, MULLIN, RICHTER
                                                   & HAMPTON LLP
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                                KAYE SCHOLER LLP

                                  May 21, 2001

Sheppard, Mullin, Richter & Hampton LLP
333 South Hope Street
Los Angeles, California 90071-1448


Ladies and Gentlemen:

     This opinion letter is furnished to you for the purposes of your issuing your opinion in connection with a registration statement (the "Registration Statement") on Form S-4 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the exchange offer (the "Exchange Offer") by Northrop Grumman Systems Corporation (formerly, Northrop Grumman Corporation), a Delaware corporation ("Northrop Systems"), of up to $750,000,000 aggregate principal amount of Northrop Systems' 7-1/8% Exchange Notes Due 2011 and up to $750,000,000 aggregate principal amount of its 7-3/4% Exchange Debentures Due 2031 (collectively, the "Exchange Securities") for Northrop Systems' currently outstanding 7-1/8% Notes Due 2011 and 7-3/4% Debentures Due 2031, respectively (collectively, the "Outstanding Securities"), of the same respective aggregate principal amounts. The Outstanding Securities were, and the Exchange Securities will be, issued under an Indenture dated as of October 15, 1994, between Northrop Systems and The Chase Manhattan Bank (formerly, The Chase Manhattan Bank, National Association), as trustee (the "Indenture"), as supplemented by an Officers' Certificate (the "Officers' Certificate") dated as of February 22, 2001 which was delivered pursuant to said Indenture, establishing the terms of the Outstanding Securities and the Exchange Securities (referred to in the Officers' Certificate and the Guarantees hereinafter referred to as the "Series A Notes" and "Series A Debentures" and the "Series B Notes" and "Series B Debentures", respectively). The Outstanding Securities were, and the Exchange Securities will be, guaranteed by Northrop Grumman Corporation, formerly NNG, Inc. ("Northrop Grumman") and Litton Industries, Inc. ("Litton") pursuant to guarantees dated as of April 3, 2001 (the "Guarantees").

     In connection herewith, we have examined:

     1.  the Registration Statement;

     2.  the Indenture;

     3.  The Guarantees;

     4. the Officers' Certificate (together with the Exchange Securities, the Guarantees and the Indenture, the "Documents"); and

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     5.  the forms of the Exchange Securities to be issued pursuant to the
Indenture.

     We have examined the originals, or copies certified to our satisfaction, of such other agreements, instruments and documents, and have made such other investigation, as we have deemed necessary as a basis for the opinion expressed below. We have assumed that (a) each of Northrop Systems, Northrop Grumman and Litton, as the case may be, (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and (ii) has the corporate power and authority to enter into and perform the Documents to which it is a party, (b) the Documents have been and will be duly authorized, executed and delivered by Northrop Systems, Northrop Grumman and Litton, as the case may be, (c) the Documents do not and will not conflict with or violate (i) the charter documents or board resolutions of Northrop Systems, Northrop Grumman or Litton, as the case may be, (ii) any contract or court order to which Northrop Systems, Northrop Grumman or Litton, as the case may be, is a party or by which it is bound or (iii) the laws or regulations of any jurisdiction (other than the State of New York), (d) on or prior to the date of issuance of the Exchange Securities, (1) all parties shall have performed all of their obligations under the Documents to be performed on or before that date and (ii) all warranties and representations as to factual matters of Northrop Systems under the Officers' Certificate are true, and (e) Northrop Systems does not exercise its rights under the Registration Statement to amend the terms of the Exchange Offer. We have further assumed the due execution and delivery, pursuant to due authorization, of the Documents and the documents and instruments referred to therein by each of the parties thereto other than Northrop Systems, Northrop Grumman and Litton, as the case may be.

     Based upon the foregoing and subject to the limitations set forth below, we are of the opinion that:

     1. The Exchange Securities, when issued and delivered in exchange for the Outstanding Securities in the manner described in the Registration Statement, and when executed and authenticated as specified in the Indenture, will be the legal, valid and binding obligations of Northrop Systems enforceable against Northrop Systems in accordance with their respective terms, subject to (a) applicable bankruptcy, reorganization, insolvency, liquidation, readjustment of debt, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (whether considered in a proceeding in equity or at law).

     2. Each Guarantee constitutes the legal, valid and binding obligation of each of Northrop Grumman or Litton, as the case may be, enforceable against Northrop Grumman or Litton, as the case may be, in accordance with its terms, subject to (a) applicable bankruptcy, reorganization, insolvency, liquidation, readjustment of debt, moratorium, fraudulent transfer or other similar laws affecting the enforcement

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of creditors' rights generally and (b) general principles of equity (whether considered in a proceeding in equity or at law).

     Our opinions set forth above are subject to the following exceptions and qualifications:

     (a) Provisions in the Indenture and the Guarantees which require that any waiver be in writing to be effective may not be enforceable.

     (b) The enforceability of Section 110 of the Indenture may be limited to circumstances in which the unenforceable portion of the Indenture is not an essential part thereof.

     (c) We express no opinion as to the provisions of Section 3 (b) of each of the Guarantees purporting to waive the right to trial by jury of Northrop Grumman or Litton, as the case may be.

     Our opinions herein are limited to the laws of the State of New York. This opinion letter is being delivered to you pursuant to the Exchange Offer and may not be used or relied upon by any person or entity other than you and the parties to the Exchange Offer or in any other connection. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of such Registration Statement. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                                               Very truly yours,

                                               /s/ KAYE SCHOLER LLP

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